SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Wells Fargo Master Trust, hereby certifies, to the best of his knowledge, that the registrant’s report on Form N-CSR for the year ended May 31, 2021 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: July 28, 2021

By:

/s/ Andrew Owen

Andrew Owen President Wells Fargo Master Trust

This certification is being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.

Exhibit 99.906 CERT

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Wells Fargo Master Trust, hereby certifies, to the best of his knowledge, that the registrant’s report on Form N-CSR for the year ended May 31, 2021 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: July 28, 2021

By:

/s/ Jeremy DePalma

Jeremy DePalma Treasurer Wells Fargo Master Trust

This certification is being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.

Exhibit 99.906 CERT